FILED JUL252001	ARTICLES OF INCORPORATION OF ENTERPRISETECHNOLOGIES,INC.
This
D A Y 0 1 0 : 4 1

     That the undersigned, this day forms a corporation under the laws of the State of Nevada pursuant to Nevada Revised Statues Chapter 78, and does adopt the following Articles of Incorporation.

ARTICLE I Name of Company

The name of this Corporation shall be Enterprise Technologies, Inc.

ARTICLE II Resident Agent

     This Corporation hereby appoints Corporate Services Group, L.L.C., 723 So. Casino Center Boulevard, 2' Floor, Las Vegas, Nevada, 89101-6716, with a mailing address of P.O. Box 7346, Las Vegas, Nevada 89125-2346 as Resident Agent of this Corporation. The Board ofDirectors may, at any time, effect the revocation of this or any other appointment of such agent.

ARTICLE III Stock

     The authorized capital stock of this Corporation shall be one hundred one million (101,000,000) shares, having the par values hereinafter set forth, all as set forth in this Article III.

The shares of capital stock of this Corporation shall be issuable for such consideration as is specified by the Board of Directors in its sole discretion (provided the same is not inconsistent with applicable law or the express provisions of these Articles), and upon receipt by this Corporation of the consideration so specified, the shares so issued shall be deemed to be fully paid and nonassessable for all purposes. Neither the shares so issued nor their holders shall have any preferential or preemptive rights with respect to other shares of this Corporation's capital stock except as hereinafter contemplated or as otherwise expressly required by applicable law at the time, there shall be no class voting as to any matter submitted to this Corporation's shareholders.

     A. Common Stock. Of the shares of capital stock hereinbefore authorized, one hundred million (100,000,000) shares, par value $.00001 per share, shall be designated as "Common Stock." Except as may otherwise be provided in or contemplated by Section B of this Article III or as may be expressly required by applicable law at the time, the exclusive voting power of the shareholders of this Corporation shall for all purposes be vested in the holders of its Common Stock, and each share thereof shall entitle its holder to one vote (or, with respect to elections of directors, so many 2. votes as shall be required to comply with cumulative voting procedures for so long as, but no longer than, said procedures are mandatory for corporations organized under Nevada law).

     B. Preferred Stock. Of the shares of capital stock hereinbefore authorized, one million (1,000,000) shares, par value $0.25, shall constitute Preferred Stock. The Preferred Stock may be issued, from timeto time, in oneor moreclasses, each of such classes tohavesuch designationand such relative voting, dividend, liquidation, conversion and other rights, preferences and limitations as are fixed by the Board ofDirectors from time to time. Authority is hereby expressly vested in and granted to the Board of Directors of this Corporation from time to time, subject to the provisions of this paragraph, to adopt a resolution or resolutions dividing the shares of Preferred Stock into one or more classes and, with respect to each such class, fix and determine in a resolution the classes,the numbers of each class as provided in NRS 78.195 and 78.196.

ARTICLE IV Board of Directors

     The business and affairs of this Corporation shall be conducted by a Board of Directors of not less than one (1) nor more than seven (7) members, as established from time to time by said Board.The following named persons and their addresses shall constitute the first Board ofDirectors, the size of which is set at three (3):

Ray Krauss
214-1628 West First Avenue
Vancouver, B.C. V6J 1G1 Canada

Harvinder Dhaliwal
214-1628 West First Avenue
Vancouver, B.C. V6J 1G1 Canada

Harmel S. Rayat
214-1628 West First Avenue
Vancouver, B.C. V6J 1G1 Canada

ARTICLE V Incorporators--

The incorporator of the Corporation and his address is as follows:

Gary R. Blume
Blume Law Firm, PC
11811N.TatumBlvd.,Suite1025
 Phoenix, Arizona 85028

ARTICLE VI Indemnification

     The Corporation shall, to the full extent permitted by Nevada law, indemnify all persons whom it may indemnify pursuant thereto.

     The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

     The Corporation is authorized to provide indemnification of agents for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted, subject to the limits on such excess indemnification set forth in Chapter 78 of the Nevada Revised Statutes.

     As provided in N.R.S. §78.751 (5) the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this article do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may b entitled under any contract or otherwise by law.

IN WITNESS WHEREOF, the undersigned have caused these Articles to be executed as of

/s/ Gary R. Blume
Gary R. Blume

STATE OF ARIZONA

)
) ss
)

County of Maricopa

     On this, the 22nd day of July, 2001, before me, the undersigned Notary Public, personally appeared Gary R. Blume, known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Lora V. Blume

My Commission Expires:	Notary Public
10/24/2001

LORA V. BLUME Notary Public - Arizona MARICOPACOUNTY My Commission Expires OCTOBER 24, 2001

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
BY RESIDENT AGENT

IN THE MATTER OF ENTERPRISE TECHNOLOGIES, INC.

     I, CORPORATE SERVICES GROUP, LLC, hereby certify that on the 25th - day of July, 2001, I accepted the appointment as Resident Agent of the above-entitled corporation in accordance with Chapter 78.090 of NRS.

     FURTHERMORE, that the office for the resident agent in this state is located at 723 South Casino Center Blvd., Las Vegas, Clark County, State of Nevada, 89101-6716 (mailing address: P. 0. Box 7346, Las Vegas, NV 89125-2346).

     IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of July, 2001.

By:/s/ Denise Man Denise Man, General Manager On behalf of CORPORATE SERVICES GROUP, LLC

ARTICLES OF MERGER
OF
MEDCARE TECHNOLOGIES,INC.
a Delaware corporation,
INTO
ENTERPRISE TECHNOLOGIES, INC.
a Nevada corporation,

     Pursuant to Nevada Revised Statutes Section 78.120 , the undersigned corporation, by and through the undersigned officers, hereby set forth the following Articles of Merger:

     1. Plan of Merger. The plan of merger is on file with the Surviving Corporation's Registered Office. Enterprise Technologies, Inc., a Nevada corpora-Eon, is the Surviving Corporation. Each of the constituent entities has adopted the plan of merger.

      2. Outstanding Shares. The number of shares outstanding for each corporation named in the plan of merger was as follows:

Common Stock
	Medcare Technologies. Inc., a Delaware corporation	15,364,566
		0
	Enterprise Technologies, Inc., a Nevada corporation

Preferred Stock
	Medcare Technologies, Inc, aDelaware corporation	81.5

	Enterprise Technologies. Inc. a Nevada corporation	0

     3. Approvals. The annual meeting of the shareholders of Medeare Technologies, Inc., a Delaware corporation, was held on July 12, 2001 and a majorityof the shares represented were

4. Agreements. The Surviving Corporation hereby agrees that

     (a) it may be served with process in the State of Delaware in any proceeding for the enforcement of any obligation of the disappearing corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder of such disappearing corporation against the Surviving Corporation; (b) the Delaware Secretary of State may accept service in any such proceeding on behalf of the Surviving Corporation, or service may be had on this Corporation's agent as appointed in its application for authority to do business inthe state of Delaware; and

        (c)    it will pay to any dissenting shareholder of the disappearing c the amount. if any, to which such dissenting shareholder may be entitled under the provisions of the Delaware Business Corporation Act, as amended.

        IN WITNESS WHEREOF the undersigned have hereunto set their hands as of the 13th day of November, 2001.

ENTERPRISE TECHNOLOGIES INC.
A Nevada corporation

By: /s/ Harmel S. Rayat
        Harmel S. Rayat, Vice President

By: /s/Harvinder Dhaliwal
        Harvinder Dhaliwal, Secretary

PROVINCE/STATE OF British Columbia )
                                                                  )ss.
County of __________________              )

       On this the 13th day of November, 2001, before me the under signed Notary Public, personally appeared Harmel S. Rayat, the Vice-President of Enterprise Technologies, Inc., a Nevada corporation, and acknowledged to me that he, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by him as such officer.

       IN WITNESS WHEREOF, I have herunto set my hand and official seal.

   Esther M. Chiu
        Notary Public in and for BC.

Esther M. Chiu
Notary Public
520-1501 W. Broadway
Vancouver, B.C. V6J 4Z6
Tel: (604)737-0095

My Commision Expires:

N.A. for life

PROVINCE/STATE OF British Columbia )
                                                                  )ss.
County of __________________              )

      On this the 13th day of November, 2001, before me, the undersigned Notary PUblic, personally appered Harvinder Dhaliwa, the Secretary of Enterprise Technologies, Inc., a Nevada corporation, and acknowledged to me that he, being authorized to do so executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by him as such officer.

         IN WITNESS WHEREOF, i have hereunto set my ban and official seal.

/s/Esther M. Chiu
_____________________________

Notary Public in and for BC

My Commission Expires N.A. (for life)

Esther M. Chia Notary Public 520-1501 W. Broadway Vancouver, B.C. V6J 4Z6 Tel: (604) 737-0095

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

(After Issuance of Stock)

ENTERPRISE TECHNOLOGIES, INC.

       We, the undersigned, Vice President and Secretary of Enterprise Technologies, Inc., do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 16th day of November, 2001, adopted a resolution to amend the original articles as follows: Article III is hereby amended to read as follows:

ARTICLE III Stock

     The authorized capital stock of this Corporation shall be three hundred one million (301,000,000) shares, having the par values hereinafter setforth, all as set forth in this Article III. The shares of capital stock of this Corporation shall be issuable for such consideration as is specified by the Board of Directors in its sole discretion (provided the same is not inconsistent with applicable law or the express provisions of these Articles), and upon receipt by this Corporation of the consideration so specified, the shares so issued shall be deemed to be fully paid and nonassessable for all purposes. Neither the shares so issued nor their holders shall have any preferential or preemptive rights with respect to other shares of this Corporation's capital stock except as hereinafter contemplated or as otherwise expressly required by applicable law at the time, there shall be no class voting as to any matter submitted to this Corporation's shareholders.

     A. Common Stock. Of the shares of capital stock hereinbefore authorized, three hundred million (300,000,000) shares, par value $.00001 per share, shall be designated as "Common Stock." Except as may otherwise be provided in or contemplated by Section B of this Article III or as may be expressly required by applicable law at the time, the exclusive voting power of the shareholders of this Corporation shall for all purposes be vested in the holders of its Common Stock, and each share thereof shall entitle its holder to one vote (or, with respect to elections of directors, so many votes as shall be required to comply with cumulative voting procedures for so long as, but no longer than, said procedures are mandatory for corporations organized under Nevada law).

     B. Preferred Stock. Of the shares of capital stock hereinbefore authorized, one million (1,000,000) shares, par value $0.25, shall constitute Preferred Stock. The Preferred Stock may be issued, from time to time, in one or more classes, each of such classes to have such designation and such relative voting, dividend, liquidation, conversion and other rights, preferences and limitations as are fixed by the Board of Directors from time to time. Authority is hereby expressly vested in and granted to the Board of Directors of this Corporation from time to time, subject to the provisions of this paragraph, to adopt a resolution or resolutions dividing the shares of Preferred Stock into one or more classes and, with respect to each such class, fix and determine in a resolution the classes, the numbers of each class as provided in NRS 78.195 and 78.196.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is fifteen million three hundred sixty-four thousand five hundred sixty-six (15,364,566); that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/ Harmel S. Rayat
Harmel S.Rayat, Vice President

/s/Harvinder Dhaliwal Harvinder Dhaliwal, Secretary

PROVINCE OF BRITISH COLUMBIA ) )ss County of Canada )

     On November 23, 2001, personally appeared before me, a Notary Public, Hormel S. Rayat and Harvinder Dhaliwal, who acknowledged that they executed the above instrument.

,
/s/Devika Mehta Notary Public
My Commission Expires is permanent	DEVIKA MEHTA NOTARY PUBLIC 102-1401 WEST BROADWAY VANCOUVER, B.C. V6H 1H9 TEL (604) 575 0450

DEAN HELLER Secretary of State 204 North C rson Street Suite 1 Carson City, Nevada 89701-4299 (775) 6845708 Website: secretaryofstate.biz

Certifcate of Amendment (PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form                                                 ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
 For Nevada Profit Corporations

(Pursuant to NRS78.385 and 78.390 - After Issuance of Stock)

1 .	N a m e o f c o r p o r a t i o n : Enterprise Technologies, Inc.

2 .	The articles have been amended as follows (provide article numbers, if available):
ARTICLE 1: The company name has changed from Enterprise Technologies, Inc. to "PhytoMedical Technologies, Inc."

3 .       The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the

4 . Effective date of fling (optional):
(must not be later than 90 days r the certificate le riled)

5 .       Officer Signature (required): ___________________________________________________

elf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on he voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELL Secretary of State 206 NorthCarson Street CarsonCity,Nevada89701-4299 (775)6845708 Website: secretaryofstate.blz
Name Consent or Release

Complete one only. Signature must be notarized.
Name Consent (if name is currently filed in Nevada)

1 :PHYTOMEDICAL TECHNOLOGIES CORPORATION	hereby give consent
(current holder or name)
to ENTERPRISE TECHNOLOGIES, INC.	to use the name
(recipient of came)

PHYTOMEDICALTECHNOLOGIES, INC.
(name being released)

Name Release (if name is currently reserved in Nevada)
I,	hereby give consent
(current holder of name)
t o	to use the name
(relent of name)
(comebeingreleased)

Signed: /s/ Harmel Rayat signature of holder of name

City of Vancouver

Province of British Columbia

This document was acknowledged before me on ________________
                                                                                (Date)

This document was acknowledged before me on _________________
                                                                signature of holder of name

By	Sanjay P Mehta
(name of person being notarized)

	SANJAY MEHTA	/s/Sanjay P Mehta
	NOTARY PUBLIC	(signature of notary public)
102-1401 WESTBROADWAY
VANCOUVER. B.C. VISH 1He
TEL 604.878-0450

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 6708 Website:wonntmvsos.gov

	Filed in the office of	Document Number
20100144830-13
	/s/ Ross Miller	Filing Date and Time
	Ross Miller	03/08/2010 11:40 AM
	Secretary of State	Entity Number
Certificate of Amendment	State of Nevada	C20048-2001
(PURSUANT TO NRS 78,385 AND 78,390)

USE BLACK INK ONLY-DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After issuance of Stock)

1.Name of corporation:

PhytoMedical Technologies, Inc.

2.The articles have been amended as follows: (provide article numbers, if available)

Article III

Stock

The authorized capital stock of this corporation shall be 2,001,000,000 shares, having the par values hereinafter set forth. The shares of capital stock of this corporation shall be issuable for such consideration as is specified by the Board of Directors in its sole discretion (provided the same is not inconsistent with applicable law or the express provisions of these Articles), and upon receipt by this Corporation of the consideration so specified, the shares so issued shall be deemed to be fully paid and nonassessable for all purposes.

Continued on Annex A hereto.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 116,730,171 (58%)

4.Effective date of filing: (optional)

 5.Signature: (required)

X_/s/ Greg Wujek_

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right give to any class or series of outstanding shares then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required of the holder of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT; Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

Nevada Secretary of State Amend Pro6t-After Revised: - -09

Annex A

Neither the shares so issued nor their holders shall have any preferential or preemptive rights with respect to other shares of this Corporation's capital stock except as hereinafter contemplated or as otherwise expressly required by applicable law at the time, there shall be no class voting as to any matter submitted to this Corporation's shareholders.

A. Common Stock. Of the shares of capital stock authorized, two billion (2,00,000,000) shares, par value $0.00001 per share, shall be designated as "Common Stock." Except as may be provided in or contemplated by Section B of this Article III or as may be expressly required by applicable law at the time, the exclusive voting power of the stockholders of this Corporation shall for all pruposes be vested in the holders of its Common Stock, and each share thereof shall entitle its holder to one vote.

B. Preferred Stock. Of the shares of capital stock authorized, one million (1,000.000) shares, par value $0.25 per share, shall be designated as "Preferred Stock." The board of directors is authorized to issue and to prescribe by resolution the series and the number of shares of each of preferred stock and the voting powers, designations, preferences, limitations, restrictions, relative rights or other variations of the shares of each class or series within each class of the preferred stock.